                                                                     EXHIBIT 4.3

                       NAVIGATION TECHNOLOGIES CORPORATION

                             STOCK OPTION AGREEMENT

I.   NOTICE OF STOCK OPTION GRANT

     John MacLeod
     14 Portuguese Boulevard Road
     Rolling Hills, California 90274

     You have been granted an option (this "Option") to purchase shares of Common Stock of the Company (each an "Option Share" and, collectively, the "Option Shares"), subject to the terms and conditions of this Stock Option Agreement dated as of September 18, 2000 (this "Option Agreement"), as follows:

     General Terms of this Option:

          Total Number of Option Shares           3,000,000

          Exercise Price per Option Share         $1.10

          Total Exercise Price                    $3,300,000

          Vesting Commencement Date               September 18, 2000

          Expiration Date:                        September 1, 2010

     Exercisability and Vesting:

     Notwithstanding anything herein to the contrary, this Option may be exercised only to the extent it has become vested. Subject to the two immediately succeeding paragraphs, this Option will vest and become exercisable with respect to 1/48 of the Option Shares on October 1, 2000 and an additional 1/48 of the Option Shares on the first day of each month thereafter, subject to your Continuous Status as an Employee on each such date.

     In the event of a Change of Control (as defined below), that portion of this Option which has not yet vested as of the date of such Change of Control will immediately vest and become

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exercisable simultaneously with the consummation of such Change of Control, subject to your Continuous Status as an Employee until such Change of Control; provided that, in the event your employment is terminated by the Company without Cause (as defined in your Employment Agreement with the Company, dated as of September 18, 2000 (your "Employment Agreement")) or you terminate your employment with Good Reason (as defined in your Employment Agreement), in each case at any time within the three month period immediately preceding such Change of Control, then that portion of this Option which has not yet vested as of the date of such Change of Control will still immediately vest and become exercisable simultaneously with the consummation of such Change of Control. Any portion of this Option which has not been exercised prior to or in connection with a Change of Control will be forfeited.

     In the event that your employment is terminated by the Company without Cause or is terminated by you with Good Reason, this Option will vest and become exercisable with respect to an additional number of Option Shares equal to the lesser of (i) 750,000 Option Shares (as adjusted for stock splits and combinations) and (ii) that portion of this Option which had not yet vested as of immediately prior to the termination of your Continuous Status as an Employee.

     Except as otherwise provided herein, this Option, to the extent vested, may be exercised in whole or in part at any time prior to the close of business on the 90th day following the termination of your Continuous Status as an Employee. Notwithstanding the foregoing, (i) in the event that you have voluntarily terminated your employment without Good Reason, this Option, to the extent vested, may be exercised in whole or in part at any time prior to the 60th day following the termination of your Continuous Status as an Employee, (ii) in the event of your death, this Option, to the extent vested, may be exercised in whole or in part at any time during the 18 month period immediately following your death, and (iii) in the event you have a Disability, this Option, to the extent vested, may be exercised in whole or in part at any time during the 12 month period immediately following your Disability. Notwithstanding anything herein to the contrary, in no event may all or any portion of this Option be exercised later than the Expiration Date set forth above.

II.  DEFINITIONS

     As used herein, the following definitions shall apply:

     (a) "Board" means the Board of Directors of the Company.

     (b) "Change of Control" means the sale of the Company to an Independent Third Party (as defined below) or affiliated group of Independent Third Parties pursuant to which such party or parties acquire (i) capital stock of the Company possessing the voting power under normal circumstances to elect a majority of the Board (whether by merger, consolidation, sale or transfer of the Company's capital stock) or (ii) all or substantially all of the Company's assets determined on a consolidated basis.

     (c) "Code" means the Internal Revenue Code of 1986, as amended.

     (d) "Common Stock" means the Common Stock of the Company.

     (e) "Company" means Navigation Technologies Corporation, a Delaware corporation.

     (f) "Continuous Status as an Employee" means that your employment with the Company, or any Parent or Subsidiary of the Company, has not been interrupted or terminated. Continuous Status as an Employee shall not be considered interrupted in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. A leave of absence approved by the Company shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Company.

     (g) "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     (h) "Employee" means an individual who is employed by the Company or any Parent or Subsidiary of the Company. Neither service as a director of the Company or any Parent of Subsidiary of the Company nor payment of a director's fee by any such entity shall be sufficient to classify such individual as an "Employee."

     (i) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (a) If the Common Stock is listed on any established stock exchange or a national market system (including, without limitation, the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market), its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

          (c) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

     (j) "Independent Third Party" means any person or entity who, immediately prior to the contemplated transaction, does not own in excess of 5% of the Company's common stock on a fully-diluted basis, who is not controlling, controlled by or under common control with any such 5% owner of the Company's common stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company's common stock.

     (k) "Notice of Grant" means the written notice above evidencing certain terms and conditions of this Option. The Notice of Grant is part of this Option Agreement.

     (l) "Parent" means a "parent corporation" (whether now or hereafter existing) as defined in Section 424(e) of the Code.

     (m) "Subsidiary" means a "subsidiary corporation" (whether now or hereafter existing) as defined in Section 424(f) of the Code.

III. AGREEMENT

     1. Grant of Option. The Company hereby grants to John MacLeod ("you" or "Optionee") this Option to purchase the number of Option Shares set forth in the Notice of Grant, at the Exercise Price Per Option Share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of this Option Agreement. This Option is not intended to qualify as an Incentive Stock Option under section 422 of the Code.

     2. Exercise of Option.

          (a) Right to Exercise. This Option is exercisable prior to the Expiration Date (as set forth in the Notice of Grant) in accordance with the Exercisability and Vesting provisions set forth in the Notice of Grant and the other applicable provisions of this Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment, the exercisability of this Option is governed by the applicable Exercisability and Vesting provisions set forth in the Notice of Grant and this Option Agreement.

          (b) Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise this Option, the number of Option Shares in respect of which this Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

     No Option Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Company's Common Stock is then listed. Assuming such compliance, for income tax purposes, the Exercised Shares shall be considered transferred to the Optionee on the date this Option is exercised with respect to such Exercised Shares.

     3. Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

          (a) cash;

          (b) certified or cashiers check;

          (c) delivery of a properly executed notice together with such other documentation as the Company and the broker, if applicable, shall require to effect an exercise of this Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price; or

          (d) surrender of other shares of Common Stock of the Company which have been owned by the Optionee for more than six (6) months on the date of surrender and have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

     4. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution or by transfer to Optionee's spouse and/or descendants (whether natural or adopted) or any entity in which you, your spouse and/or your descendants collectively own a 100% direct or indirect beneficial interest (collectively, "Permitted Transferees"), provided that such Permitted Transferees have agreed in writing to be bound by the provisions of this Option Agreement. This Option may be exercised in accordance with the terms hereof during the lifetime of Optionee only by the Optionee or Permitted Transferees. The terms of this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of both the Optionee and the Permitted Transferees.

     5. Term of this Option. This Option may not be exercised, in whole or in part, after the Expiration Date set forth in the Notice of Grant.

     6. Lock-Up Period. Optionee hereby agrees that in connection with any registration of the offering of any securities of the Company under the Securities Act of 1933, as amended (the "Securities Act"), Optionee shall not sell or otherwise transfer any Option Share during the 180-day period (or such longer or shorter period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company) (the "Market Standoff Period") following the effective date of a registration statement of the Company filed under the Securities Act. The

Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

     7. Optionee's Representations. In the event the Option Shares have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, the Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit B.

     8. Restrictions on Exercise. This Option may not be exercised if the issuance of any Option Share upon such exercise or the method of payment of consideration for any such Option Share would constitute a violation of any applicable law. Optionee represents that when he exercises this Option, he will be purchasing Option Shares for his own account and not on behalf of others. Optionee understands and acknowledges that federal and state securities laws govern and restrict his right to offer, sell or otherwise dispose of Option Shares issued upon exercise of this Option unless such offer, sale or other disposition thereof is registered under the Securities Act and state securities laws, or in the opinion of the Company's counsel, such offer, sale or other disposition is exempt from registration or qualification thereunder. Optionee agrees that he will not offer, sell or otherwise dispose of any Option Share in any manner which would: (i) require the Company to file any registration statement with the Securities and Exchange Commission (or any similar filing under state law) or to amend or supplement any such filing or (ii) violate or cause the Company to violate the Securities Act, the rules and regulations promulgated thereunder or any state or other federal law, or (iii) violate any agreement between Optionee and the Company, including this Option Agreement. Optionee further understands that all certificates evidencing any Option Share purchased hereunder will bear such legends as the Company deems necessary or desirable in connection with the Securities Act or other rules, regulations or laws.

     9. Withholding of Taxes. The Company shall be entitled, if necessary or desirable, to withhold from you from any amounts due and payable by the Company to you (or secure payment from you in lieu of withholding) the amount of any withholding or other tax due from the Company with respect to any Option Share issued pursuant to this Option Agreement, and the Company may defer such issuance unless indemnified by you to its satisfaction.

     10. Adjustments. In the event of a reorganization, recapitalization, stock dividend or stock split, or combination or other similar change in the shares of Common Stock, the Board will, in order to prevent the dilution or enlargement of rights under this Option, make such adjustments in the number and type of Option Shares covered by this Option and the Exercise Price specified herein as may be reasonably determined by the Board to be appropriate and equitable. The issuance by the Company of shares of stock of any class, or options or securities exercisable or convertible into shares of stock of any class, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon exercise or conversion of other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Option Shares subject to this Option.

     11. Entire Agreement; Governing Law. This Option Agreement (including, without limitation, the Notice of Grant) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This Option Agreement is governed by the laws of the State of Delaware except for that body of law pertaining to conflict of laws. Each party hereby irrevocably consents to the exclusive jurisdiction of the federal and state courts located in Chicago, Illinois with respect to any actions arising in connection with this Option Agreement that are not required by Section 12 below to be arbitrated.

     12. Arbitration. Except as otherwise provided in this Section 12, any controversy or claim arising out of or relating to this Option Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Within fifteen (15) days after the commencement of arbitration, the Company and Optionee shall each select one person to act as arbitrator and the two selected shall select a third arbitrator within ten (10) days of their appointment. If the arbitrators so selected are unable or fail to agree upon the third arbitrator, or if either party fails to appoint an arbitrator, such arbitrator or arbitrators shall be selected by the American Arbitration Association.

     Each of the parties to this Option Agreement acknowledges that a breach of this Option Agreement may cause the other party irreparable harm which may not be adequately compensated by money damages. Therefore, in the event of a breach or threatened breach by either the Company or Optionee, injunctive or other equitable relief will be available to the other party, and any arbitrator acting pursuant to this Option Agreement shall have the authority to provide such injunctive or other equitable relief.

     The arbitrators shall have the authority to award such remedies or relief that a court of the State of Delaware could order or grant in an action governed by Delaware law, including, without limitation, specific performance of any obligation created under this Option Agreement, the issuance of an injunction or the imposition of sanctions for abuse or frustration of the arbitration process. The arbitration proceedings shall be conducted in Chicago, Illinois.

     Notwithstanding the foregoing, any party may bring and pursue an action in any federal or state court located in Chicago, Illinois seeking provisional relief, including a temporary restraining order or preliminary injunction, pending an arbitration proceeding. Any provisional relief obtained shall be discontinued once the arbitrators have assumed jurisdiction and ordered such discontinuance.

     13. NO GUARANTEE OF EMPLOYMENT. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF OPTION SHARES PURSUANT TO THE VESTING PROVISIONS SET FORTH HEREIN IS EARNED ONLY BY CONTINUING SERVICE AS AN EMPLOYEE AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING OPTION SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS OPTION AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING PROVISIONS SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS AN EMPLOYEE OR CONSULTANT FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

OPTIONEE HAS READ AND UNDERSTANDS SECTION 12, WHICH DISCUSSES ARBITRATION. OPTIONEE UNDERSTANDS THAT BY SIGNING THIS OPTION AGREEMENT, OPTIONEE AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS OPTION AGREEMENT TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF OPTIONEE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THIS RELATIONSHIP.

                                     * * * *

By your signature and the signature of the Company's representative below, you and the Company hereby agree that this Option is granted under and governed by the terms of this Option Agreement (including, without limitation, the Notice of Grant). In addition, your signature below evidences your acknowledgment that you have reviewed this Option Agreement in its entirety, have had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and fully understand all provisions of this Option Agreement. You also agree to notify the Company upon any change in the residence address indicated below.


OPTIONEE:                                    NAVIGATION TECHNOLOGIES
                                             CORPORATION


/s/ John K. MacLeod                          /s/ Judson Green
----------------------------------           -----------------------------
Signature                                    By


----------------------------------           -----------------------------------
Print Name                                   Name


----------------------------------           President & Chief Executive Officer
                                             -----------------------------------
                                             Title
----------------------------------
Residence Address

                                CONSENT OF SPOUSE

     The undersigned spouse of John MacLeod ("Optionee") has read and hereby approves the terms and conditions of the foregoing Option Agreement dated as of September 18, 2000 (the "Option Agreement") between the undersigned's spouse and Navigation Technologies Corporation (the "Company"). In consideration of granting the undersigned's spouse the right to purchase shares of the Company's common stock as set forth in the Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Option Agreement.


/s/ Judith Goyette MacLeod
----------------------------------
Signature of Spouse of Optionee


----------------------------------
Print Name

                                    EXHIBIT A


Navigation Technologies Corporation
10400 Higgins Road, Suite 400
Rosemont, Illinois 60018
Attention:  Secretary

                       NAVIGATION TECHNOLOGIES CORPORATION
                                 EXERCISE NOTICE

     1. Exercise of Option. Effective as of today, _________ __, 20__, the undersigned ("Optionee") hereby elects to purchase _________ shares (the "Shares") of the Common Stock of Navigation Technologies Corporation (the "Company") under and pursuant to the Stock Option Agreement dated as of September 18, 2000 (the "Option Agreement"). The aggregate purchase price for the Shares shall be $__________, as required by the Option Agreement.

     2. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares.

     3. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Option Agreement and agrees to abide by and be bound by its terms and conditions.

     4. Rights as Shareholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to any Share, notwithstanding the exercise of this Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of this Option.

     5. Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

     6. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement constitutes the entire agreement of the parties and supersedes in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and such agreement is governed by the laws of the State of Delaware except for that body of laws pertaining to conflict of laws. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.


                       NAVIGATION TECHNOLOGIES CORPORATION
                           EXERCISE NOTICE (CONTINUED)

Submitted by:                                Accepted by:

OPTIONEE:                                    NAVIGATION TECHNOLOGIES
                                             CORPORATION

----------------------------                 --------------------------------
Signature                                    By

----------------------------                 --------------------------------
Print Name                                   Title

----------------------------                 --------------------------------
                                             Date Accepted
----------------------------
Address of Optionee

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:       NAVIGATION TECHNOLOGIES CORPORATION

SECURITY:      COMMON STOCK

AMOUNT:

DATE:

     In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

     a. Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Optionee is acquiring these Securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

     b. Optionee acknowledges and understands that the Securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the securities Act and that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of California and any other legend required under applicable state securities laws.

     c. Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which in substance, permit limited public resale of "restricted securities" acquired directly or indirectly from the issuer thereof in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under rule 701 at the time of the grant of this Option to the Optionee, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three month period not exceeding the limitations specified in rule 144(e) and (4) the timely filing of a Form 144, if applicable.

     In the event that the Company does not qualify under Rule 701 at the time of grant of this Option, then the Securities may be resold in certain limited circumstances subject to the provisions of rule 144, which requires the resale to occur not less than one year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

     d. Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering or pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                                           Signature of Optionee:


                                           ----------------------------------

                                           Date:                         , 20
                                                ------------------   ----    ---